Exhibit 21.01

                           SUBSIDIARIES OF REGISTRANT


                                                          STATE OF INCORPORATION
        NAME OF SUBSIDIARY                                   OR ORGANIZATION
        ------------------                                   ---------------
FFCA Acquisition Corporation                                    Delaware
FFCA Institutional Advisors, Inc.                               Delaware
FFCA Secured Assets Corporation                                 Delaware
FFCA Residual Interest Corporation                              Delaware
FFCA Secured Lending Corporation                                Delaware
FFCA Capital Holding Corporation                                Delaware
FFCA Loan Warehouse Corporation                                 Delaware
FFCA Funding Corporation                                        Delaware